EXHIBIT 10.5

SEPARATION AGREEMENT AND GENERAL RELEASE

THIS SEPARATION AGREEMENT AND GENERAL RELEASE (the “Agreement”) is made effective as of the __th day of March, 2013, by and between Advaxis, Inc. (the “Company”) and John Rothman (“Employee”) (collectively, “the parties”).

WHEREAS, Employee has been employed since March 1, 2005 until August 1, 2011by the Company as a Vice President of Clinical Research, and since August 1, 2011 as Executive Vice President of Science and Operations; and

WHEREAS, Employee’s employment with the Company has ceased effective as of March 1, 2013 (the “Release Date”).

NOW, THEREFORE, in consideration of the mutual promises of the parties to this Agreement, the receipt and sufficiency of which are hereby acknowledged, IT IS HEREBY AGREED by and between Employee and the Company as follows:

1.                  Employee for and in consideration of the commitments set forth in this Agreement, and intending to be legally bound, does hereby REMISE, RELEASE AND FOREVER DISCHARGE the Company, its affiliates, subsidiaries and parents, and its officers, directors, employees, attorneys, and agents, and its and their respective successors and assigns, heirs, executors, and administrators (collectively, “Releasees”) of and from all manner of actions and causes of actions, suits, debts, claims and demands whatsoever in law or in equity, which Employee ever had, now has or which Employee’s heirs, executors or administrators hereafter may have from the beginning of time, up to and including the date of this Agreement, and particularly, but without limitation of the foregoing general terms, any claims concerning or relating in any way to Employee’s employment relationship with RELEASEES, including, but not limited to, any claims arising under Title VII of the Civil Rights Act of 1964, 42 U.S.C. §2000e et seq., Section 1981 of the Civil Rights Act of 1870, 42 U.S.C. § 1981 et seq., the Americans with Disabilities Act, 42 U.S.C. §12101 et seq. (“ADA”), the Age Discrimination in Employment Act, as amended, 29 U.S.C. § 621 et seq. (“ADEA”), the Older Workers Benefit Protection Act, 29 U.S.C. § 621 et seq. (“OWBPA”), the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq. (“FMLA”), the Employee Retirement Income Security Act, 29 U.S.C. §1001 et seq. (“ERISA”), the Workers Adjustment Retraining and Notification Act, 29 U.S.C. § 2101 et seq. (“WARN”), the New Jersey Law Against Discrimination, N.J.S.A. 10:5-1 et seq. (“NJLAD”), the Conscientious Employee Protection Act, N.J.S.A. 34:19-1 et seq. (“CEPA”), the New Jersey Family Leave Act, N.J.S.A. 34:11b-1 et seq., the New Jersey Equal Pay Act, N.J.S.A. 34:11-56.1 et seq., the New Jersey Wage and Hour Law, N.J.S.A. 34:1-56a et seq., the New Jersey Wage Payment Act, N.J.S.A. 34:11-4.2 et seq., the New Jersey Constitution, the common law of the State of New Jersey including, but not limited to, “Pierce claims,” the New Jersey wage and hour laws, and any and all other federal, state, county, or local common laws, statutes, ordinances, or regulations, including, without limitation, claims of unlawful discharge, retaliation, fraud, equitable fraud, negligent misrepresentation, breach of contract, promissory estoppel, breach of the implied covenant of good faith and fair dealing, negligent supervision, quantum meruit, violation of public policy, defamation, physical injury, emotional distress, or claims for additional compensation or benefits arising up until now, and any claims for attorneys’ fees and costs.

2.                  In consideration for Employee’s execution of this Agreement, agreement to be legally bound by its terms, and undertakings as set forth herein, and provided that Employee has not revoked the Agreement pursuant to Paragraph 18 herein:

(a)                Employee will assist Advaxis as its “Technology Development Consultant” from March 1, 2013 until February 28, 2014 (the “Transition Period”) by continuing to consult with Advaxis for the Transition Period at the reasonable request of the Company. Activities Employee shall undertake include the following: i) transition of all of Employees responsibilities and delivery of files to the Company as directed by the CEO or the Chief Legal Officer; ii) make his access to the Rutgers Library available to the Company; and iii) from time-to-time during the Transition Period, certain project assignments, as requested in writing by the Chief Legal Officer, Daniel J. O’Connor, paid at an hourly rate of $350.00 per hour, plus all reasonably incurred expenses, to be paid within 15 days of invoicing.

(b)               During the Transition Period, the Company will pay to Employee: i) an amount equal to his 2012 annual base salary of $275,000 in equal bi-weekly installments of $10,576.92 beginning on March 14, 2013, payable as follows: 1) $9,871.80 to Employee, less all applicable federal, state and local withholdings (consistent with the company’s practices heretofore); and 2) 705.13 payable to Deutsch Atkins, P.C. . The Company will report all payments to the Employee on a W-2, issued to Employee, and all payments to Deutsch Atkins, P.C. on a 1099 issued to Deutsch Atkins, P.C. and ii) a guaranteed minimum of two (2) hours of consulting work per month at a rate of $350.00 per hour, billable on the 1st day of each month and payable within 15 days of invoicing.

(c)                Employee will be no longer be eligible for continued participation in the Company group medical plan Employee has selected on the same basis as active employees, after the end of February, 2013. Thereafter, Employee may be eligible for up to eighteen (18) months of medical coverage, at Employee’s expense, pursuant to COBRA. Information regarding Employee’s eligibility for COBRA benefits will be mailed to Employee under separate cover.

(d)               Within ninety (90) days of the execution of this Agreement, the Company will issue to Employee 2,009,482 shares of restricted common stock, which Employee earned prior to separation. The issuance of the foregoing will be in addition to the 275,775 common shares already issued to Employee, bring the total number of issued shares of common stock to 2,285,257.

3.                  Employee understands and agrees that the Company’s undertakings as provided in Paragraphs 2 and 9 of this Agreement are being provided to in consideration for Employee’s acceptance and execution of the Agreement and in reliance upon Employee’s representations in the Agreement and, specifically, the general release in Paragraph 1 herein.

4.                  Employee expressly agrees that the Company does not have, and will not have, any obligation to provide Employee at any time in the future with any payments, benefits, or consideration other than: those set forth in Paragraphs 2 and 9 herein. Except as otherwise provided herein, all other employee benefits shall cease as of the Release Date. Employee expressly agrees that the Company has no further obligations under this Agreement except as set forth herein.

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5.                  Employee and Company agree to be bound by the confidentiality, publication and intellectual property ownership terms of the agreement which Employee executed and which terms are incorporated by reference herein. Employee and Company agree that on or before the Release Date, to return all equipment, documents and other property, including by not limited to documents containing proprietary and/or confidential information to the Disclosing Party, as the term is used in the confidentiality, publication and intellectual property ownership terms referenced above. The Company will provide a hard drive for the transfer of electronic documents.

6.                  Employee agrees not to disclose the terms of this Agreement to anyone, except Employee’s spouse, if any, attorney and, as necessary, tax/financial advisor. It is expressly understood that any violation of the confidentiality obligation imposed hereunder constitutes a material breach of this Agreement. Nothing in this Agreement shall preclude Employee from communicating or testifying truthfully (i) to the extent required or protected by law, (ii) to any federal, state, or local governmental agency, (iii) in response to a subpoena to testify issued by a court of competent jurisdiction, or (iv) in any action to challenge or enforce the terms of this Agreement.

7.                  In response to any inquiry about Employee from a prospective employer or a third party on behalf of the same, the Company and or its employees, agents or management will not participate in any negative or disparaging information or activity about the employee. The Company will provide the following information only: dates of Employee’s employment with Company and position held. The Employee agrees that the Company shall publically disclose the departure of the Employee as its Executive Vice President and his continued service to the Company as its “Technology Development Consultant.” as necessary for the Company to achieve its reporting requirements under the applicable security laws, rules and regulations.

8.                  Employee will not offer any negative or disparaging information about the Company or any of its employees, agents, or management to anyone. Similarly, no employee of the company or its Board of Directors will offer any negative or disparaging information about Employee to anyone.

9.                  As of the Release Date, Employee has certain vested incentive stock options (the “Options”), which were granted to Employee during the term of his employment under one of the Company’s stock option plan as set forth in Exhibit A, attached hereto and incorporated herein by reference. Any and all other stock options and stock option grants to Employee, if any, are hereby cancelled, forfeited and are non-exercisable. With respect to the Options, such are exercisable during the Transition Period and for two (2) years thereafter pursuant to the terms of the plan under which such Options were granted. Employee will have full flexibility with respect to the timing of any exercise of all or part of his options and the Company and/or its agents will act prudently and maintain their fiduciary responsibility to act promptly in the issuance of registered shares in response to the exercise of any options.

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10.              The parties acknowledge and agree that the Agreement by the Company described herein, and the settlement and release of any asserted or unasserted claims against the Releasees, are not and shall not be construed to be an admission of any violation of any federal, state or local statute or regulation, or of any duty owed, contractual or otherwise, by any of the Releasees to Employee.

11.              This Agreement constitutes the entire agreement between Employee and the Company with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral, relating to the subject matter hereof, other than as expressly set forth herein. Employee agrees that this Agreement may not be altered, amended, modified, or otherwise changed in any respect except by another written agreement signed by both Employee and the Company. If the terms of this Agreement differ from or are in conflict with any prior negotiations and/or agreements, whether written or oral, relating to the subject matter hereof, this Agreement shall control. Employee further acknowledges and agrees that except as set forth expressly herein, no promises or representations have been made to Employee in connection with Employee’s separation from the Company or the terms of this Agreement.

12.              This Agreement and the obligations of the parties hereunder shall be construed, interpreted and enforced in accordance with the laws of the State of New Jersey.

13.              The parties agree that if any provision of this Agreement, other than the general release set forth in Paragraph 1 above, or the application thereof to any person, place or circumstance shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such provision as applied to other persons, places, and circumstances shall remain in full force and effect.

14.              This Agreement has been drafted jointly by the parties and there shall be no presumption of construction against any party. The parties agree that the terms of all parts of the Agreement shall in all cases be construed as they hold, according to their fair meaning, and not strictly for or against any party.

15.              This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. This Agreement may be executed and delivered by facsimile.

16.              Except as expressly provided for therein, this Agreement, together with all attachments, constitutes the full and complete understanding and agreement of the parties hereto and supersedes all prior understandings and agreements. The waiver by either party of a breach of any provision of this Agreement by the other party must be in writing and shall not operate or be construed as a waiver of any subsequent breach by such other party.

17.              If the Company or the Employee believes that the opposite party is in breach of this agreement, the party who believes there is a breach will inform the other party of the breach and provide seven (7) working days to cure the breach. If any legal action is commenced to enforce the terms of this Agreement, the prevailing party shall be entitled to recover interest, at the highest prevailing rate, and any costs incurred, including attorneys’ fees.

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18.              Employee certifies and acknowledges as follows:

(a)                That Employee has read the terms of this Agreement and understands its terms and effects, including the fact that Employee has agreed to RELEASE AND FOREVER DISCHARGE the Releasees from any legal action arising out of Employee’s employment relationship with the Company and/or the termination of that relationship;

(b)               That Employee has signed this Agreement voluntarily and knowingly in exchange for the consideration described herein, which Employee acknowledges is adequate and satisfactory to him/her and which Employee acknowledges is in addition to any other benefits to which he/she is otherwise entitled;

(c)                That Employee has been and is hereby advised in writing to consult with an attorney prior to signing this Agreement, and has had the opportunity to do so;

(d)               That the Company has provided Employee with a period of twenty-one (21) calendar days within which to consider this Agreement, and that Employee has signed on the date indicated below after concluding that this Agreement is satisfactory; and

(e)                Employee acknowledges that he/she may revoke this Agreement within seven (7) calendar days after the date of his execution of this Agreement appearing under his signature below (the “Revocation Period”), and it shall not become effective until the expiration of such seven-day revocation period. In order to be effective, any revocation by Employee must be in writing, directed to Dr. Thomas Moore and be received on or before the expiration of the Revocation Period. In the event of a timely revocation by Employee, this Agreement will be deemed null and void and neither the Company nor Employee will have any obligations hereunder.

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EMPLOYEE FURTHER STATES THAT HE/SHE HAS CAREFULLY READ AND FULLY UNDERSTANDS THE PROVISIONS OF THIS AGREEMENT AND RELEASE, INCLUDING THE RELEASE OF ALL CLAIMS, AND FREELY AND VOLUNTARILY ASSENTS TO ALL THE TERMS AND CONDITIONS THEREOF, AND SIGNS THE SAME AS HIS/HER OWN FREE ACT.

IN WITNESS WHEREOF, and intending to be legally bound hereby, Advaxis, Inc. and John Rothman hereby execute the foregoing Confidential Separation Agreement and General Release.

/s/John Rothman
Name: John Rothman
Date:	March 20, 2013

Advaxis, Inc.

By:	/s/ Daniel J. O’Connor
Name: Daniel J. O’Connor
Title: SVP and CLO

Date:	March 20, 2013

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EXHIBIT A

“The Options”

Plan	Grant Date	# of Options	Exercise Price	Vesting Schedule
2005	3/1/2005	360,000	$.2870	Fully Vested
2005	3/29/2006	150,000	$.2600	Fully Vested
2005	2/15/2007	300,000	$.1650	Fully Vested
2009	7/23/2009	1,750,000	$.1000	Fully Vested
2009	10/14/2010	2,250,000	$.1500	Fully Vested
2011	11/8/2011	3,000,000	$.1480	Fully Vested

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